                                                                    EXHIBIT 10.2

                       EMPLOYMENT AND SEPARATION AGREEMENT

      This Employment and Separation Agreement (the "Agreement") is entered into by and between Stuart L. Melton ("Executive") and Genencor International, Inc. (the "Company" or"GCOR") effective as of the date set forth in Paragraph 12 herein.

      WHEREAS, Executive has served as an executive officer of GCOR in the position of General Counsel and Secretary since the Company's inception in 1990;

      WHEREAS, on April 15, 2004, Executive and GCOR entered into an Employment Agreement, a copy of which is attached hereto as Attachment A and incorporated herein by reference (the "Original Employment Agreement");

      WHEREAS, Executive desires to resign from his current position and GCOR desires to continue to benefit from Executive's experience during a transition period of employment through December 31, 2004.

      NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties agree as follows:

1. TRANSITION PERIOD. Executive shall resign from his senior management position as General Counsel and Secretary of GCOR effective as of June 15, 2004 (the "Resignation Date"). From such date through December 31, 2004 (the "Transition Period"), GCOR agrees to employ Executive as Senior Vice President, Special Counsel. Such position shall not be an "executive officer" position as that term is defined in Rule 3b-7 under the Securities Exchange Act of 1934 (the "Act") nor a reporting person for purposes of Section 16 of the Act. Executive's employment with GCOR shall end on December 31, 2004 (the "Separation Date").

      (a) DUTIES AND RESPONSIBILITIES. During the Transition Period, Executive agrees to assist in an orderly transition of his former duties and responsibilities as General Counsel and Secretary of GCOR to his duly appointed successor and otherwise advise and assist GCOR's Chief Executive Officer, the other members of the Senior Management Team, and the Board of Directors (the "Board") on such matters as the Chief Executive Officer may reasonably assign to him. He will report directly to the Chief Executive Officer and will assist the Chief Executive Officer, or his designee(s) on any and all matters reasonably assigned to him. These matters will be consistent with Executive's previous role as General Counsel and Secretary, and he agrees to utilize his best efforts to perform in good faith all of his duties and responsibilities as reasonably requested hereunder.

      (b) COMPENSATION AND BENEFITS. During the Transition Period, Executive shall continue to be a full-time regular employee and shall continue to receive his current base salary, less required deductions and withholdings, and current monthly housing supplement compensation (only as long as Executive continues to live and work for GCOR in the Palo Alto area), paid on GCOR's regular payroll dates. In addition, during the Transition Period, Executive shall continue to participate fully in all insurance, pension, retirement, deferred compensation, stock and stock option, stock purchase or similar compensation or benefit plans and programs he is currently participating in, or as he elects to participate in during the Transition Period, pursuant to the terms of such plans or programs and in the same manner and amounts as paid or provided to senior executives or employees in general. Executive will continue to participate in GCOR's Variable Pay Plan through the Transition Period and shall receive any earned bonus at current target level he is entitled to for fiscal 2004. Executive will not, however, participate in the Variable Pay Plan, except as may be applicable in making a determination under
Section 3 below, or any other GCOR bonus plan, after the Separation Date. Further, Executive acknowledges and agrees that nothing in this Agreement shall limit the Board's sole discretion under GCOR's 2002 Omnibus Incentive Plan (the "Plan") to determine whether Executive receives any such options and, if so, the terms of any such grants. Executive's unvested stock options and unvested restricted stock shall continue to vest and be exercisable during the Transition Period. In the event Executive relocates outside the Palo Alto area during the Transition Period, and no longer maintains a permanent office at GCOR's Palo Alto facility, GCOR shall maintain his currently assigned voicemail, database links and e-mail accounts and shall provide Executive with a computer, fax, printer, cell phone/ hand held device (identical with or comparable to the equipment currently assigned to him), installation and technical service support and related office supplies for establishment of a home office (the "Home Office Equipment") at his new location outside the Palo Alto area. At the end of the Transition Period, GCOR shall automatically terminate the assigned voicemail and e-mail accounts per Company policy and Executive shall acquire full ownership of the Home Office Equipment (subject to GCOR's removal of any GCOR information technology licenses and confidential material). The parties agree that such Home Office Equipment will be valued at $2,000 as of the end of the Transition Period.

      (c) COMPANY POLICIES AND PROCEDURES; OTHER AGREEMENTS. During the Transition Period and thereafter, GCOR and Executive shall continue to be bound by GCOR's policies and procedures; by his Employee Confidentiality, Non-Disclosure, Non-Competition Agreement (Exhibit A to the Original Employment Agreement); and by his Invention Disclosure/Assignment Agreement (Exhibit B to the Original Employment Agreement). Executive further agrees as required by the Original Employment Agreement to execute Exhibit C thereof at any time at the direction of the Chief Executive Officer of GCOR or the Board. The term of the aforementioned Exhibit A agreement shall be governed by its internal provisions with respect to confidentiality, non-disclosure and non-competition. The term of Exhibit B shall expire at the end of the Severance Period (as defined below).

      (d) TERMINATION OF EMPLOYMENT DURING TRANSITION PERIOD. If Executive resigns during the Transition Period, and if he signs the Separation Date Release set forth as Attachment B hereto (and allows this Release to become effective), then he shall be entitled to receive the severance benefits set forth in Section 2, provided, however, that in such instance: (i) the Separation Date (as hereinafter defined) shall be deemed to be the date of resignation (the "Revised Resignation Date"); (ii) the Transition Period shall be deemed to end on the Revised Resignation Date; and (iii) the Severance Period (as defined in
Section 2 (a) ) shall be deemed to be the 24 - month period from the Revised Resignation Date through the second anniversary of the Revised Resignation Date. In the event Executive should become permanently disabled (as defined in paragraph 8 of the Original Employment Agreement) during the Transition Period, he shall continue to receive his base salary (less any salary replacement amounts paid under GCOR's primary group long-term disability insurance) and the benefits set forth in Section 1(b) until the end of the Transition Period and thereafter the Severance Benefits set forth in Section 2 of this Agreement pursuant to the terms specified in Section 2. Notwithstanding any such

                                       2
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disability, Executive and GCOR agree that Executive's final date of employment shall be December 31, 2004 (the "Separation Date"). During the Transition Period, GCOR may only terminate Executive's employment for `cause' as that term is defined in paragraph 7 of the Original Employment Agreement, in which event Executive shall not be entitled to any of the severance benefits set forth in paragraph 8 of the Original Employment Agreement or any of the Severance Benefits set forth in Section 2 of this Agreement.

2. SEVERANCE BENEFITS. If Executive: (i) signs this Agreement and allows the release contained herein to become effective; (ii) performs substantially all of his obligations during the Transition Period (unless a disability prevents him from doing so); (iii) does not cause his employment to be terminated by GCOR for cause pursuant to paragraph 7 of the Original Employment Agreement during the Transition Period; and (iv) signs the Separation Date Release set forth as Attachment B hereto on the Separation Date and allows such Release to become effective, then he shall be entitled to receive the following severance benefits in lieu of the Termination Compensation set forth in paragraph 8 of the Original Employment Agreement.

      (a) SALARY CONTINUATION. GCOR will continue to pay Executive's current base salary as stated in paragraph 4 of the Original Employment Agreement, less required deductions and withholdings, for the 24 - month period from the Separation Date through December 31, 2006 (the "Severance Period"). These payments will be made on GCOR's standard payroll dates. Should Executive receive any payment of short-term or long-term disability salary replacement benefits under GCOR's primary group long-term disability insurance programs during the Severance Period, the salary continuation amounts set forth in this Section 2(a) shall be reduced by the amount of any such salary replacement benefit payments. Should Executive die during the Severance Period, these Salary Continuation payments shall be paid to his surviving designated beneficiary, or, if none, to his estate.

      (b) MEDICAL, DENTAL, AND VISION INSURANCE. If Executive elects to continue the medical, dental, and vision insurance coverage in which he is currently enrolled pursuant to the federal COBRA law, governing state law and/or GCOR's health and welfare plans or policies, GCOR shall pay (or reimburse the Executive for) the full cost of the then applicable premiums necessary to continue such insurance benefits. If GCOR should change its medical, dental, or vision insurance coverage during the Severance Period, GCOR shall pay (or reimburse Executive for) the full cost of the then applicable premiums necessary under the new plans to continue the benefits at the level provided to all other GCOR employees. This Subsection (b) shall apply until the earlier of (i) the close of the Severance Period, or (ii) the date Executive acquires comparable benefits from another employer. Executive shall notify GCOR without delay when he has acquired comparable benefits from another employer.

      (c) STOCK AND STOCK OPTIONS. During Executive's employment with GCOR, he has been awarded non-qualified stock options (per Grant Nos.OM00003 dated August 21, 2002 and OM00234 dated June 6, 2003) and restricted stock (per Award No.OM00241 dated June 6,2003) pursuant to the GCOR 2002 Omnibus Incentive Plan. These options and restricted stock shares will continue to be governed in all respects by the terms of the applicable Award Notices and the Plan. Accordingly, GCOR and Executive hereby confirm and agree that Executive's employment separation under this Agreement shall be treated as a Retirement or Approved Reason (as defined in the Plan) pursuant to Section 4 (c) of the Award Notices and,

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

notwithstanding anything to the contrary in the Plan, all such non-qualified stock options shall continue to vest pursuant to the schedules set forth in the foregoing Award Notices and shall remain exercisable until the applicable Expiration Date (as defined in the Award Notice) and the restricted stock award shall accelerate and become fully vested on January 1,2005 subject to GCOR withholding the number of shares necessary to satisfy state and federal withholding tax obligations resulting from such vesting.

      (d) GCOR INCOME REPLACEMENT PLAN. On January 1, 2005, GCOR shall pay Executive in cash a lump-sum amount equal to the value of five (5) additional years of credited service under the GCOR Income Replacement Plan. This payment amount shall be independently determined by Buck Consulting (or its successor as GCOR's principal benefits consulting firm), using the same assumptions used to calculate benefits under this Plan for other GCOR employees, and the calculation and the assumptions applied shall be provided to GCOR and the Executive for the sole purpose of verifying the accuracy and completeness of information and resolving any substantiated discrepancy. The payment under this Subsection (d) shall be in addition to the vested and accrued benefit distributable to Executive under the GCOR Income Replacement Plan.

      (e) LIFE INSURANCE. On the Separation Date, GCOR shall provide Executive with his fully-paid whole life insurance policy with a stated death benefit of $300,000 issued by National Life Insurance Company and shall make a cash payment to Executive in an amount sufficient to defray all federal and state income and payroll taxes on (i) any imputed income resulting from this Subsection (e) and
(ii) such cash payment.

      (f) TAX RETURN PREPARATION. On or before the Separation Date, GCOR shall pay the Executive the net amount of $5000, which is intended to cover out of pocket expenses incurred by him annually for state and federal income tax return preparation by an independent certified public accountant of his choice for the 2004 and 2005 tax years.

      (g) TRANSITIONAL RETIREMENT/FINANCIAL PLANNING SERVICES. On or before the Separation Date, GCOR shall pay Executive the net amount of $12,000, which is intended to cover transitional retirement, financial planning or similar services.

      (h) ANNUAL HEALTH CHECK-UP. On or before the Separation Date, GCOR shall pay Executive the net amount of $5,000, which is intended to cover the costs of an annual health examination in 2004 and 2005 not covered by health care insurance benefits.

3. CHANGE IN CONTROL. If during the years 2004 or 2005, and during Executive's lifetime, GCOR consummates a Change in Control (as defined herein), and if Executive's direct or indirect successor to his current position experiences an employment termination event (other than a termination by GCOR for cause) during 2004 or 2005 which entitles such successor to receive Enhanced Termination Compensation benefits under the terms of the successor's then-current employment agreement, then Executive shall be entitled to receive a lump sum cash payment that is equal to the difference, if any, between (a) the undiscounted cash value of the Enhanced Termination Compensation he would have received pursuant to paragraph 8 of the Original Employment Agreement, and (b) the undiscounted cash value of the severance benefits provided to Executive under this Agreement. In the event this Section 3 applies, a mutually agreed financial consultant shall calculate such difference measured as of the date of the termination event and such determination shall be binding on GCOR and Executive. Both parties shall share equally in the cost of such determination. Executive shall be entitled to only one payment under this
Section 3, regardless of the number of times that a direct or indirect successor to Executive is terminated during the relevant time period.

For purposes of this Section 3 only, Change in Control shall be defined as it is in the Original Employment Agreement (i.e., "a change in GCOR's ownership or control in which more than fifty (50) percent of GCOR's outstanding shares of common stock are acquired in one or more transaction(s) by an unaffiliated third party.")

4. OTHER COMPENSATION OR BENEFITS. Executive acknowledges and agrees that except as expressly provided in this Agreement or as provided pursuant to GCOR's post retirement benefit plans, including GCOR's Retiree Medical Plan (as such Plan is modified from time to time), he will not receive any additional compensation, severance, or benefits from GCOR. Executive further acknowledges and agrees that the compensation and benefits set forth herein are in lieu of any other severance benefits to which Executive may be entitled (including without limitation those set forth in Section 8 of the Original Employment Agreement).

5. HOUSING LOAN. On October 5, 1999, GCOR, Executive and his spouse entered into and continue to be bound by a housing assistance loan in the form of a Promissory Note (as amended, the "Note") in the principal amount of $650,000 which balance remains outstanding. This Agreement shall not change the terms of such Note. If Executive sells his Residence (as that term is defined in the Note), GCOR will reimburse Executive for the net reasonable and customary closing costs, excluding realtor commissions, incurred on the sale of the Residence as substantiated to GCOR in a final escrow closing statement.

6. EXPENSE REIMBURSEMENTS. Executive agrees that during the Transition Period, he will continue to timely submit expense reimbursement reports, as necessary, and within ten (10) business days of the Separation Date, he will submit his final documented expense reimbursement statement reflecting all business and related expenses he incurred through the Separation Date, if any, for which he seeks reimbursement. GCOR will reimburse him for these expenses as allowable under its business related expense reimbursement policies within ten
(10) business days.

7. RETURN OF GCOR PROPERTY. Within thirty (30) days after the Separation Date, Executive agrees to return to GCOR all GCOR tangible property owned by GCOR (except as provided in Section 1 (b) above) and all proprietary or confidential information (as defined in Exhibit A to the Original Employment Agreement ) ("Confidential Material") in whatever media it exists.

8. NONDISPARAGEMENT. Executive and GCOR (through its directors and officers) agree not to disparage each other or the other's officers, directors, employees, shareholders, and agents, in any manner likely to be harmful to its or their business, business reputation, or personal reputation; provided that both parties will respond accurately and fully to any question, inquiry or request for information when required by legal process.

9. MUTUAL RELEASES. In exchange for the consideration provided to Executive and GCOR under this Agreement that Executive and GCOR would otherwise not be entitled to, Executive and GCOR generally and completely waive and release and promise never to assert any claims or causes of action, whether or not now known, against the other party (in any capacity whatsoever) or the other party's predecessors, successors, subsidiaries, officers, directors, agents, employees, attorneys, and assigns, with respect to any matter, arising at any time prior to and including the date of execution of this Agreement, including, but not limited to, any matter arising out of or connected with Executive's employment with the Company or the termination of that employment; any claim in connection with any benefit or compensation allegedly owed or provided by the Company; any claim of wrongful discharge, emotional distress, defamation, fraud, breach of contract, breach of the covenant of good faith and fair dealing; and any claims of discrimination or harassment based on sex, age, race, national origin, disability or on any other basis, under Title VII of the Civil Rights Act of 1964, as amended, the California Fair Employment and Housing Act, the California Labor Code, the Age Discrimination in Employment Act of 1967, as amended (the "ADEA"), the New York State Human Rights Law, the New York City Administrative Code, and all other laws and regulations relating to employment; PROVIDED, HOWEVER, that:

      (a) GCOR shall not and does not release any claims it may have against Executive that arise at any time from: (i) a breach by Executive of Exhibit A or Exhibit B of the Original Employment Agreement; (ii) a breach by Executive of his obligations to protect GCOR's Confidential Material, including without limitation any claims arising under the California Uniform Trade Secrets Act, or common law claims arising from these obligations; (iii) a breach by Executive of his ethical or fiduciary obligations to GCOR; or (iv) Executive's breach of his obligations under this Agreement; and

      (b) Executive shall not and does not release any claims he may have against GCOR that arise at any time for: (i) indemnification or advances against indemnifiable costs pursuant to GCOR's Certificate of Incorporation, GCOR's Bylaws, any indemnification agreement (the "Indemnification Agreement") between Executive and GCOR, or statutory or common law; or (ii) GCOR's breach of its obligations under this Agreement.

10. SECTION 1542 WAIVER. Except as to claims which have not been released by GCOR and Executive as provided herein, GCOR and Executive expressly waive and release any and all rights and benefits under Section 1542 of the Civil Code of the State of California (or any analogous law of any other state), which reads as follows: "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH, IF KNOWN BY HIM, MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR." Furthermore, both Executive and GCOR agree and understand that if, hereafter, they discover facts different from or in addition to those which they now know or believe to be true, that the waivers and releases herein shall be and remain effective in all respects notwithstanding such different or additional facts or the discovery thereof.

11. NO ADMISSIONS. Nothing contained in this Agreement shall constitute or be treated as an admission by Executive or GCOR of liability, of any wrongdoing, or of any violation of law.

12. ADEA WAIVER. Executive understands and agrees that he is waiving any right to bring any claim of age discrimination under the ADEA, as well as any other claim against GCOR, and that the consideration given for his waiver and release is in addition to anything of value to which he was already entitled. Executive further understands and agrees that his waiver and release do not apply to any rights or claims that may arise after the date he signs this Agreement, and that he has the right to consult with an attorney prior to executing this Agreement. Executive further understands and agrees that he has up to twenty-one (21) days to review this Agreement, and to consult with an attorney of his choice. Executive has seven (7) days after signing the Agreement to revoke such Agreement, by providing written notice of revocation to GCOR. Because of this revocation period, Executive understands that the Agreement shall not become effective or enforceable until the eighth day after Executive has signed this Agreement (the "Effective Date").

13. MISCELLANEOUS. This Agreement, including Attachments A and B, and the Indemnification Agreement, constitute the complete, final and exclusive embodiment of the entire agreement between Executive and GCOR with regard to the terms contained herein. It is entered into without reliance on any promise or representation, written or oral, other than those expressly contained herein, and it supersedes any other such promises, warranties or representations. In the event of any conflict between the Original Employment Agreement and this Agreement, this Agreement shall govern and Executive expressly understands and agrees that the severance benefits provided herein are in lieu of any severance benefits set forth in the Original Employment Agreement. This Agreement may not be modified or amended except in a writing signed by both Executive and a duly authorized officer of GCOR. This Agreement will bind the heirs, personal representatives, successors and assigns of both parties and inure to the benefit of both parties, their heirs, successors and assigns. If any provision of this Agreement is determined to be invalid or unenforceable, in whole or in part, this determination will not affect any other provision of this Agreement and the provision in question will be modified so as to be rendered enforceable. This Agreement will be deemed to have been entered into and will be construed and enforced in accordance with the laws of the State of California as applied to contracts made and to be performed entirely within California. Any ambiguity in this Agreement shall not be construed against either party as the drafter. Any waiver of a breach of this Agreement shall be in writing and shall not be deemed to be a waiver of any successive breach. All notices provided for or permitted under this Agreement shall be made in writing addressed to the last known address of the other party and shall be deemed made or given on the date of mailing by certified or registered mail. This Agreement may be executed in counterparts and facsimile signatures will suffice as original signatures.

14. DISPUTE RESOLUTION. Executive and GCOR agree that any dispute arising out of or relating to this Agreement will be resolved, to the fullest extent permitted by law, by final, binding and confidential arbitration in San Francisco, California, or if Executive does not reside within 100 miles of San Francisco at the time the dispute arises, then such arbitration shall take place in the largest metropolitan area within 50 miles of the Executive's residence and shall in either case be conducted by Judicial Arbitration and Mediation Services ("JAMS") under its then-existing rules and procedures. Executive ACKNOWLEDGES THAT BY AGREEING TO THIS ARBITRATION PROCEDURE, BOTH HE AND GCOR WAIVE THE RIGHT TO RESOLVE ANY SUCH DISPUTE THROUGH A TRIAL BY JURY OR JUDGE OR BY ADMINISTRATIVE PROCEEDING. In addition to and notwithstanding those rules, Executive and GCOR agree that the arbitrator shall: (a) have the authority to compel adequate discovery for the resolution of the dispute and to award such relief as would otherwise be permitted by law; and (b) issue a written arbitration decision including the arbitrator's essential findings and conclusions and a statement of the award. GCOR shall pay all of the JAMS arbitration fees in excess of those administrative fees Executive would be required to pay if the dispute were decided in a court of law, subject to final apportionment by the arbitrator. The prevailing party in any such proceeding shall be entitled to recover its reasonable attorneys' fees and costs subject to apportionment or limitation if the arbitrator determines such fees to be excessive.

Nothing in this Agreement is intended to prevent either Executive or GCOR from obtaining injunctive relief in court to prevent irreparable harm pending the conclusion of any such arbitration.

                                     GENENCOR INTERNATIONAL, INC.

                                     By /s/ Richard J. Ranieri
                                        ---------------------------------
                                        Richard J. Ranieri
                                        Senior Vice President, Human Resources

  /s/ Stuart L. Melton
--------------------------
  Stuart L. Melton

Date: May 28, 2004

                                  ATTACHMENT A

                              EMPLOYMENT AGREEMENT

         THIS AGREEMENT made as of the date last written below by and between Genencor International, Inc. ("GCOR"), a Delaware Corporation with a principal office at 925 Page Mill Road, Palo Alto, California 94304-1013 and Stuart L. Melton ("Employee"), residing at 726 Campbell Avenue, Los Altos, California 94024.

         WHEREAS, GCOR desires to employ the Employee and the Employee desires to work for GCOR, and GCOR and the Employee desire to define the terms and conditions under which GCOR will employ the Employee.

         NOW, THEREFORE, the parties hereby covenant and agree as follows:

         1. GCOR hereby employs the Employee as Senior Vice President, General Counsel and Secretary to perform such duties consistent with his title and position as may be determined and assigned to him by the Chief Executive Officer or the Board of Directors of GCOR.

         2. The Employee agrees to devote substantially all of his professional employment time and effort to the performance of his duties as such Senior Vice President, General Counsel and Secretary for GCOR and to perform such other duties consistent with his title and position as are reasonably assigned him from time to time by the Chief Executive Officer or Board of Directors of GCOR.

         3. Unless terminated earlier by GCOR or Employee in writing, as hereinafter specifically provided, the term of this Agreement shall be one (1) year from the last date written below and will be automatically renewed for incremental one-year periods thereafter. A review of the Employee's total compensation based on GCOR's assessment of the Employee's contributions to GCOR's performance will be conducted at least each year following submission of GCOR's audited financial results to the Board of Directors of GCOR.

         4. For all the services to be rendered by the Employee in any capacity hereunder, including services as an officer, director, member of any committee or any other duties assigned him by the Chief Executive Officer or Board of Directors of GCOR, GCOR agrees to pay the Employee a salary of $345,000 per annum, payable in accordance with the customary payroll payment practices of GCOR. The foregoing annual compensation amount may be, from time to time, increased by action of the Board or appropriate Committee of such Board. Such action with respect to annual compensation shall constitute an amendment to this Agreement. It is understood and agreed that the granting of a cash bonus for performance in any given year shall not constitute an amendment to this Agreement.

         5. GCOR and the Employee hereby agree that nothing contained herein is intended to or shall be deemed to affect any of the Employee's rights as a participant under any retirement, stock option, stock purchase, pension, insurance, profit-sharing, bonus or similar plans of GCOR now or hereafter declared to be in effect. GCOR recognizes that the Employee is induced to execute this Agreement and to accept compensation at the rate set forth herein in part because he expects to be a participant under such plans as are, from time to time, in effect for the Company's executives and/or employees in general.

         6. The Employee agrees to execute and be bound by an Employee Confidentiality, Non-Disclosure, Non-Competition Agreement in the form attached hereto as Exhibit A; the Invention Disclosure/Assignment Agreement attached as Exhibit B; and Form of Confidentiality Agreement attached as Exhibit C; and whether employed by GCOR or not, agrees to execute Exhibit C at any time at the direction of the Chief Executive Officer or Board of Directors of GCOR in order to avoid disclosure of confidential information [as defined in Exhibit A, paragraph (1)] as this Exhibit is needed at a future date. The terms of each Exhibit are hereby incorporated by reference and made a part hereof.

         7. This Agreement may be terminated by GCOR before the expiration of the term provided for herein if, during the term of this Agreement, the Employee (a) materially violates the provisions of Exhibits A and/or B as executed (exhibits incorporated by reference herein); or (b) refuses to execute Exhibit C as subsequently directed, (exhibit incorporated by reference herein);
(c) is convicted in a court of law of a felony or any crime involving misuse or misappropriation of money or other property of GCOR; (d) exhibits repeated willful or wanton failure or refusal to perform his duties in furtherance of GCOR's business interest or in accordance with this Agreement which failure or refusal is not remedied by the Employee within thirty (30) days after notice from the Company; (e) commits an intentional tort against GCOR; (f) commits any flagrant act of dishonesty or disloyalty or any act involving gross moral turpitude which materially adversely affects the business of GCOR; or (g) exhibits immoderate use of alcohol or drugs which, in the opinion of an independent physician, impairs the Employee's ability to perform his duties hereunder (all of the foregoing clauses (a) through (g) constituting reasons for termination "for cause") provided that unsatisfactory business performance of GCOR, or mere inefficiency, or good faith errors in judgment or discretion by the Employee shall not constitute grounds for termination for cause hereunder. In the event of such termination for cause, GCOR may on ten (10) days' notice then terminate his employment and, in that event, GCOR shall be obligated only to pay the Employee the compensation due him up to the date of termination, all accrued, vested or earned benefits under any applicable benefit plan and any other compensation to which the Employee is entitled under this Agreement up to and ending on the date of the Employee's termination.

                  The benefits and compensation outlined in this paragraph 7 are likewise the only compensation and benefits which the Employee will receive if the Employee voluntarily terminates his employment. Employee agrees to give GCOR three (3) months' notice prior to resignation, voluntarily quitting, etc., and in exchange GCOR agrees to pay Employee for this period.

         8. Except for termination for cause as defined in paragraph 7 above (or voluntary termination by the Employee), in the event the Employee is terminated by GCOR at any time prior to the end of the term of the Agreement, for any other reason(s), including but not limited to a change in the ownership or control of GCOR, such as may occur through divestiture, merger, acquisitions, consolidation or takeover, or due to the unilateral capricious action of the Board, or due to a substantial reduction in the duties to be performed by the Employee resulting in actual or constructive removal from the position held by Employee on the effective date of this Agreement, or due to substantial change in the financial conditions of GCOR as evidenced by GCOR filing a petition for reorganization under any bankruptcy, insolvency, reorganization or similar law or making an assignment for the benefit of creditors, then the Employee shall, upon such termination, receive Termination Compensation, including (a) the then current salary (excluding non-recurring bonuses) paid the Employee payable for eighteen (18) months, unless the Employee becomes employed by a competitor or engages in conduct inimical to GCOR as referred to in Exhibit A during that period lasting up to twenty-four (24) months; and (b) continuation of all company-paid benefits or additional compensation sufficient for the Employee to acquire equivalent benefits for the same period; and (c) customary outplacement services limited to $12,000. Further, in the event the Employee is terminated without cause following a change in GCOR's ownership or control in which more than fifty (50) percent of GCOR's outstanding shares of common stock are acquired in one or more transaction(s) by an unaffiliated third party, in that instance only and in lieu of the foregoing Termination Compensation, the Employee shall receive Enhanced Termination Compensation, including (d) cash compensation for thirty (30) months equal to the sum of his or her then current annual salary rate plus a cash bonus at 100 percent of the Employee's target variable pay plan bonus per annum for thirty (30) months, unless the Employee becomes employed by a competitor or engages in conduct inimical to GCOR as referred to in Exhibit A during any period up to twenty-four (24) months; (e) continuation of all company-paid benefits or additional compensation sufficient for the Employee to acquire equivalent benefits for the same period; (f) the monetary equivalent of the crediting of an additional five (5) years of service to GCOR pension and retiree medical plans for purposes of determining benefits payable under these plans; and (g) customary outplacement services limited to $12,000.

                  Notwithstanding the foregoing, GCOR shall be entitled by providing written notice to the Employee, to terminate his employment under this Agreement if the Employee shall become permanently disabled such that he is unable to carry out his duties hereunder for four (4) consecutive calendar months or for a period aggregating one hundred twenty (120) days in any period of twelve (12) consecutive calendar months. If the Employee is approved to receive benefits under GCOR's Long-Term Disability Plan, then GCOR will pay the Employee additional compensation so that the total equals the Termination Compensation or the Enhanced Termination Compensation, whichever is applicable, set forth in this paragraph 8. If the Employee is not approved to receive benefits under such Plan, then he will upon termination of his employment for permanent disability be entitled to receive the full Termination Compensation or Enhanced Termination Compensation. Any delay or forbearance by GCOR in exercising any such right to terminate this Agreement shall not constitute a waiver thereof.

                  All Termination Compensation or Enhanced Termination Compensation paid, if any, shall be payable in accordance with the customary payroll practices of GCOR unless GCOR and the Employee agree that GCOR shall make one lump-sum payment at a time and in an amount agreeable to both. The Employee's entitlement to such payments as provided herein shall be in addition to any rights the Employee may have to payments or participation under any retirement, stock option, stock purchase, pension, insurance, profit-sharing, bonus or similar plans applicable to the Employee or employees in general, as defined in the appropriate Plan Documents. In addition, if GCOR provides notice that this Agreement is terminated, GCOR shall have no additional obligations hereunder, other than to pay to the Employee (a) any unpaid amount of accrued salary (as defined in paragraph 4 on page 2 herein); (b) any unpaid amount of accrued vacation pay in accordance with GCOR policy; (c) a pro rata amount of any vested incentive compensation that shall be awarded the Employee pursuant to GCOR policy; and (d) other obligations which may be owed the Employee under a specific provision of this Agreement.

         9. This Agreement shall be construed and performed in accordance to the laws of the State of California.

         10. All notices provided for or permitted to be given pursuant to this Agreement must be in writing. All notices shall be personally delivered or sent by registered or certified mail to GCOR or the Employee at the address set forth above or to such other address as GCOR or the Employee may notify the other in accordance with the provisions of this section, or the last known permanent residence. Any such notice so sent by mail shall be deemed made or given upon mailing.

         11. This Agreement contains the sole and entire agreement of the parties and supersedes all prior agreements and understandings between the Employee and GCOR and cannot be modified or changed by any oral or verbal promise or statement by whomsoever made; nor shall any written modification of it be binding upon GCOR until such written modification shall have been approved in writing by the Company.

         12. In the event any term or condition contained in this Agreement should be breached by any party and thereafter waived or consented to by the other party, such waiver or consent shall be limited to the particular breach so waived or consented to and shall not be deemed to waive or consent to any other breach occurring prior or subsequent to the breach so waived or consented to.

         13. If any provisions of this Agreement or the application thereof to any person or circumstances shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the extent permitted by law.

         14. The provisions hereof, including without limitation those incorporated herein pursuant to Section 6, which are to be performed or observed after the termination of this Agreement, and the representations, covenants and agreements of the parties contained herein with respect thereto shall survive the termination of this Agreement and be effective according to their terms.

         15. All of the terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of and be enforceable by and against the parties to this Agreement and the respective heirs, executors, and successors in interest; provided, however, that the duties of the Employee hereunder are personal in nature and may not be delegated without a written consent of the Company.

         16. This Agreement, including its existence and the terms thereof, is considered confidential business information by GCOR and the Employee agrees for the period of his employment hereunder and for twenty-four (24) months thereafter not to disclose same to any other person or entity. The foregoing confidentiality restriction shall be subject to the same exceptions as are set forth in Exhibit A, section 1.

         17. This Agreement, and the rights and benefits contained herein, may not be assigned by either party hereto.

         18. The masculine pronoun, wherever used herein, shall be construed to include the feminine and the neuter, where appropriate. The singular form, wherever used herein, shall be construed to include the plural, where appropriate.

         19. The Employee shall be based in Palo Alto, California. The Employee may be transferred at any time as the Company shall determine, upon six months' prior written notice to the Employee.

         IN WITNESS WHEREOF, GCOR has caused this Agreement to be executed by its Chief Executive Officer, and the Employee has hereunto set his hand as of the day and year last written below.

                              GENENCOR INTERNATIONAL, INC.

                              By: /s/ Jean-Jacques Bienaime
                                  ----------------------------------------------
                                  Jean-Jacques Bienaime, Chief Executive Officer

                              By: /s/ Stuart L. Melton
                                  ----------------------------------------------
                                  Stuart L. Melton, Employee

                              Date: 4-15-04
                                    -------------------------------------------

                                    EXHIBIT A

                     OFFICER CONFIDENTIALITY, NON-DISCLOSURE
                          AND NON-COMPETITION AGREEMENT

         THIS AGREEMENT is made as of the date last written below by and between Genencor International, Inc. ("GCOR"), a Delaware Corporation having a principal office at 925 Page Mill Road, Palo Alto, California 94304-1013 and Stuart L. Melton ("Employee"), residing at 726 Campbell Avenue, Los Altos, California 94024.

         WHEREAS, the Employee is an employee of GCOR who, during the course of such employment, will be working upon and have access to certain confidential information, processes, technical data, trade secrets, know-how and other business information of a confidential nature belonging to GCOR; and

         WHEREAS, GCOR and the Employee wish to enter into certain covenants to preserve and foster their respective business interests and, in certain respects, their future cooperation with their fellow employees; and

         WHEREAS, employees similarly situated as the Employee are separately covenanting and agreeing not to compete with GCOR should they leave the employment of GCOR under certain defined circumstances; and

         NOW, THEREFORE, in consideration of the foregoing premises and the covenants herein contained, and in consideration of GCOR's employment of the Employee for such period or periods as may from time to time be mutually agreed upon, and of the wages or salary paid or agreed to be paid to the Employee, and other good and valuable consideration, the adequacy of which is hereby acknowledged, the parties hereto agree as follows:

         1. Confidentiality and Non-Disclosure. The Employee agrees and covenants that he will not, at any time during his employment by GCOR and for a period of five (5) years after his employment without the prior written authorization of GCOR, disclose to any unauthorized person any formulas, methods, compositions, trade secrets, secret processes, technical data, confidential business information or other know-how or matters of a secret, proprietary or confidential nature relating to GCOR or its business which the Employee gained access to or knowledge of during or by reason of his employment with GCOR. The foregoing obligations regarding non-disclosure shall not apply to information which: (a) was in the Employee's possession before receipt from GCOR; or (b) is or becomes a matter of public knowledge through no fault of the Employee; (c) is disclosed by GCOR to a third party without duty of confidentiality on the third party; or (d) is disclosed under operation of law, if possible in conformity with Exhibit C.

         2.       Non-competition.

                  A. In the event of the Employee's voluntary withdrawal from GCOR's employment or GCOR's discharge of the Employee for cause as defined in paragraph 7 of the Employment Agreement to which this Exhibit A is appended, until the expiration of a 24-month period commencing on the date of the termination of his employment, the Employee shall not engage in or compete directly or indirectly, as a principal, on his own account, or as a shareholder in, or be an employee of or consultant to, any corporation or other legal entity, including limited or general partnerships, or carry out any activities which are competitive with or would be inimical to the technology or business interests of GCOR. The Employee, further, shall not extend credit or lend money for the purpose of establishing or operating any such business, nor furnish any information (including the information subject to the restriction in paragraph l above) or give advice, either directly or indirectly, to any such third party, corporation or business entity of any kind. The non-compete restrictions of this paragraph A shall apply, in the case of a large corporation conducting business in diverse business fields, only to employment or competition in that unit, division, subsidiary or other part of such corporation (or other legal entity) in competition with GCOR.

                  If the Employee is involuntarily terminated without cause, he will receive Termination Compensation for the period specified above unless he becomes employed by a competitor or otherwise violates the terms of this agreement. At that time, all compensation from GCOR ceases.

                  B. It is recognized by GCOR and the Employee that his efforts, and those of his fellow employees are critically important to the overall profitability of GCOR. The future profitability of GCOR is also linked to the continuing services of the Employee and the covenant of the Employee not to compete with GCOR should he choose to leave the employ of GCOR.

                  C. It is understood and agreed that the present and proposed business of GCOR is becoming increasingly competitive and that there is an ever increasing risk that competing companies may seek to hire the employees of GCOR who are critical to its continued success, not only because of the abilities of such employees, but also because of the proprietary knowledge acquired by such employees while at GCOR.

         3. Exception for Publicly-Traded Companies. The foregoing agreement not to compete shall not prohibit any Employee from owning stock as an investment, debentures, warrants or similar instruments in any company whose stock is traded on a national securities exchange or over-the-counter so long as such ownership interest is less than five percent (5%) of the outstanding and traded stock, debentures or warrants, as the case may be.

         4. Alternative Employment. The foregoing covenant and agreement is not intended to and shall not prevent the Employee from seeking or accepting alternative employment with other business entities, customers or suppliers of GCOR so long as the confidentiality, non-disclosure and non-compete covenants herein are honored by the Employee and such business entities, customers or suppliers.

         5. Equitable and Legal Remedies. The parties hereto agree that no remedy of law will be adequate to compensate GCOR for a violation of this Agreement; and the Employee hereby agrees that in addition to any legal or other rights that may be available in the event of a breach hereunder, GCOR may seek equitable relief to enforce this Agreement in any court of competent jurisdiction. Any actions or proceedings brought regarding this Agreement shall be venued in the Northern District of California.

         6.       Miscellaneous.

                  A. This Agreement and all rights and obligations hereunder shall be governed and construed in accordance with the laws of the State of California.

                  B. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successor and assigns.

                  C. This Agreement shall not be modified, amended, assigned, canceled or superseded except in writing signed by GCOR and the Employee.

                  D. This Agreement contains the entire agreement between the parties relating to the subject matter hereof and supersedes and cancels all prior or collateral agreements, proposals and understandings, whether written or oral, relating to the subject matter hereof.

                  E. No failure on the part of GCOR or of the Employee to exercise, and no delay in exercising any right or remedy hereunder shall operate as a waiver thereof or of any other right or remedy; nor shall any single or partial exercise thereof preclude any other or further exercise thereof or of any right or remedy.

                  F. If any provision of this Agreement shall be prohibited by or be invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement.

                  G. All notices, requests and demands shall be in writing by certified mail, return receipt requested, addressed to the respective parties hereto at their respective addresses first hereinabove set forth or to such other address as either party shall designate in a written notice similarly given to the other party.

                  H. The masculine pronoun, wherever used herein, shall be construed to include the feminine and the neuter, where appropriate. The singular form, wherever used herein, shall be construed to include the plural, where appropriate.

                  I. This Agreement may be executed in two counterparts, each of which shall be deemed an original and constitute one and the same agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the date last written below.

                            GENENCOR INTERNATIONAL, INC.

                            By: /s/ Jean-Jacques Bienaime
                                ---------------------------------------------
                                Jean-Jacques Bienaime, Chief Executive Officer

                            By: /s/ Stuart L. Melton
                                ---------------------------------------------
                                Stuart L. Melton, Employee

                            Date: 4-15-04
                                  ------------------------------------------

                                    EXHIBIT B

                    INVENTION DISCLOSURE/ASSIGNMENT AGREEMENT

         It is my understanding that Genencor International, Inc., (hereinafter called "GCOR") is engaged in the business of industrial biotechnology, including research, development and manufacturing. I also understand that, as is generally customary, GCOR requires its employees to assign to it all right, title and interest in and to all inventions, discoveries, improvements and copyrightable subject matter (hereinafter separate or collectively called "rights") in the field of employment of its various employees and that it is essential for the full protection of the business of GCOR that employees shall not disclose classified or confidential or proprietary GCOR information regarding such business, with which information they have or may become acquainted during the period of their employment.

         Therefore, in consideration of my employment or continued employment by GCOR during such time as I may be employed by GCOR, and of the wages or salary and other benefits to be received by me in respect to such employment, it is understood and agreed as follows:

         I hereby do and will sell, assign and transfer to GCOR all of my right, title and interest in and to all said rights which, during, or within two years after the termination of, my employment by GCOR, have been or may be made or conceived by me, alone or with others, and within or arising out of any field of employment in which I have worked or shall work for GCOR or arising out of any information regarding the business of GCOR which has been or may be received by me while in GCOR's employment.

         I will fully disclose to GCOR as promptly as available all information known or possessed by me concerning the rights mentioned in the preceding paragraph; and, upon request of GCOR and without further remuneration to me by GCOR, but at the expense of GCOR, I will execute all applications for patents and for copyright registration, assignments thereof and other instruments, and do all things which GCOR may deem necessary to vest and maintain in it my entire right, title and interest in and to all such rights.

         This agreement replaces all previous agreements relating to the same or similar matters which I may have entered into with GCOR with respect to my present and future period of employment by GCOR. It shall inure to the benefit of the successors and assigns of GCOR, and shall be binding upon my heirs, assigns, administrators and representatives. No oral agreement, statement or representation shall alter the provisions of this agreement.

Date: 4-15, 2004
      -----------------------------
/s/ Stuart L. Melton
-----------------------------------
   (Signature of Employee)

726 Campbell Ave. Los Altos CA
-----------------------------------
            (Address)

                                                   [TO BE SIGNED ONLY IF LATER
                                                    REQUESTED TO DO SO PURSUANT
                                                    TO PAR. 6 OF THE AGREEMENT.]

                                    EXHIBIT C

                        FORM OF CONFIDENTIALITY AGREEMENT

         Confidentiality Agreement between Genencor International, Inc., a corporation incorporated and existing under the laws of Delaware and having a principal office in Palo Alto, California (hereinafter referred to as "GCOR") and Stuart L. Melton (hereinafter referred to as "Employee").

         WHEREAS the Employee desires to obtain or elicit confidential testimony or documents from GCOR for the purpose of litigation or arbitration between or among Employee and GCOR who desires to maintain the confidentiality of said testimony or documents.

         THEREFORE, in consideration of the foregoing and of the mutual promises hereinafter set forth, and of other good and valuable considerations the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. All testimony or documents generated, produced, referred to, or elicited in the course of the litigation or arbitration may, as appropriate, be designated by either GCOR or the Employee to be confidential ("Confidential Material"). The party producing a document may designate it as Confidential Material by marking it with the notation "CONFIDENTIAL." The party may designate testimony as Confidential Information at the time of the deposition or testimony of a representative of a party. Testimony so designated shall be transcribed separately from the rest of the deposition. Alternatively, a party may designate testimony as Confidential Information by written advice to all parties of the pages and lines of the transcript so designated, within thirty (30) days of the receipt by counsel of such transcript, in which event the portion designated confidential shall be removed from the transcript and transcribed separately. During said thirty (30) day period, all testimony shall be deemed and treated as Confidential Information unless otherwise instructed by designating counsel or the court or arbitration panel.

         2. Confidential Material and any information derived therefrom which tends to reveal the contents of Confidential Material may be inspected or used only for the purposes of this action and only by: (a) the attorneys for the parties and persons regularly employed by them; (b) the parties; (c) any person employed to assist the aforementioned persons in connection with the preparation and trial or arbitration of this action and any appellate or judicial review; and (d) the respective court or arbitration panel before which this action is pending, court or arbitration employees, court reporters, stenographic reporters and members of the jury or arbitration panel. No other person shall have access to Confidential Material or be informed of the contents thereof. If appellate or judicial review is pursued, Confidential Material may be included in the record under appeal or review, but is, if at all possible, to be "sealed," marked CONFIDENTIAL, and not made available for public review.

         3. Confidential Material in the form of testimony or documents, including any copies thereof, shall be returned to the party who produced or generated them either within 30 days following the completion of the trial or arbitration, or, if appellate or judicial review is pursued, within 30 days following entry of a final order dispositive of the matter and the time for any further appeal has expired or the order is otherwise unappealable.

Dated:  _____________________


                                        GENENCOR INTERNATIONAL, INC.
                                        By: ____________________________
                                        Name: ___________________________
                                        Title: __________________________

________________________________
Stuart L. Melton

                                  ATTACHMENT B

                             SEPARATION DATE RELEASE

                      (to be signed on the Separation Date)

Pursuant to the Employment and Separation Agreement between Executive and GCOR dated May______________, 2004 (the "Agreement"), Executive and GCOR hereby agree as follows:

1. RELEASE. In exchange for the consideration provided to Executive and GCOR under the Agreement that Executive and GCOR would otherwise not be entitled to, Executive and GCOR generally and completely waive and release and promise never to assert any claims or causes of action, whether or not now known, against the other party (in any capacity whatsoever) or the other party's predecessors, successors, subsidiaries, officers, directors, agents, employees, attorneys, and assigns, with respect to any matter, arising at any time prior to and including the date of execution of this Separation Date Release including, but not limited to, any matter arising out of or connected with Executive's employment with the Company or the termination of that employment; any claim in connection with any benefit or compensation allegedly owed or provided by the Company; any claim of wrongful discharge, emotional distress, defamation, fraud, breach of contract, breach of the covenant of good faith and fair dealing; and any claims of discrimination or harassment based on sex, age, race, national origin, disability or on any other basis, under Title VII of the Civil Rights Act of 1964, as amended, the California Fair Employment and Housing Act, the California Labor Code, the Age Discrimination in Employment Act of 1967, as amended (the "ADEA"), the New York State Human Rights Law, the New York City Administrative Code, and all other laws and regulations relating to employment; PROVIDED, HOWEVER, that:

      (a) GCOR shall not and does not release any claims it may have against Executive that arise at any time from: (i) a breach by Executive of Exhibit A or Exhibit B of the Original Employment Agreement; (ii) a breach by Executive of his obligations to protect GCOR's Confidential Material, including without limitation any claims arising under the California Uniform Trade Secrets Act, or common law claims arising from these obligations; (iii) a breach by Executive of his ethical or fiduciary obligations to GCOR; or (iv) Executive's breach of his obligations under the Agreement; and

      (b) Executive shall not and does not release any claims he may have against GCOR that arise at any time for: (i) indemnification or advances against indemnifiable costs pursuant to GCOR's Certificate of Incorporation, GCOR's Bylaws, any indemnification agreement (the "Indemnification Agreement") between Executive and GCOR, or statutory or common law; or (ii) GCOR's breach of its obligations under the Agreement.

2. SECTION 1542 WAIVER. Except as to claims which have not been released by GCOR and Executive as provided herein, GCOR and Executive expressly waive and release any and all rights and benefits under Section 1542 of the Civil Code of the State of California (or any analogous law of any other state), which reads as follows: "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH, IF KNOWN BY HIM, MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT

WITH THE DEBTOR." Furthermore, both Executive and GCOR agree and understand that if, hereafter, they discover facts different from or in addition to those which they now know or believe to be true, that the waivers and releases herein shall be and remain effective in all respects notwithstanding such different or additional facts or the discovery thereof.

3. NO ADMISSIONS. Nothing contained in this Separation Date Release shall constitute or be treated as an admission by Executive or GCOR of liability, of any wrongdoing, or of any violation of law.

4. ADEA WAIVER. Executive understands and agrees that he is waiving any right to bring any claim of age discrimination under the ADEA, as well as any other claim against GCOR, and that the consideration given for his waiver and release is in addition to anything of value to which he was already entitled. Executive further understands and agrees that his waiver and release do not apply to any rights or claims that may arise after the date he signs this Separation Date Release, and that he has the right to consult with an attorney prior to executing this Separation Date Release. Executive further understands and agrees that he has up to twenty-one (21) days to review this Separation Date Release, and to consult with an attorney of his choice. Executive has seven (7) days after signing the Separation Date Release to revoke such Separation Date Release, by providing written notice of revocation to GCOR. Because of this revocation period, Executive understands that the Separation Date Release shall not become effective or enforceable until the eighth day after Executive has signed this Separation Date Release.

                             GENENCOR INTERNATIONAL, INC.

                             By:________________________________________________
                                Richard J. Ranieri
                                Senior Vice President, Human Resources

By:_________________________
     Stuart L. Melton

Date: _________, 2004

                                       2